Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2012	2011

Revenue	$106,947	$131,609
Cost of operations	53,471	48,449
Sales and marketing	30,103	32,294
General and administrative	29,022	22,821
Depreciation and amortization	6,930	6,424
Interest income	11	16
Interest expense	5,836	3,141
Gain on investments	8,074	14,060
Other expense	1,200	53

(Loss) income before income tax (benefit) provision	(11,530)	32,503
Income tax (benefit) provision	(3,753)	12,958

Net (loss) income	$(7,777)	$19,545

Net (loss) income per common share:
Basic	$(0.14)	$0.33

Diluted	$(0.14)	$0.32

Weighted-average shares outstanding used in computing (loss) income per common share:
Basic	55,769	58,184

Diluted	55,769	67,173

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	$XXX,XXX,X	$XXX,XXX,X
	Three Months Ended March 31,
	2012	2011

Revenue
Public portal advertising and sponsorship	$87,776	$110,363
Private portal services	19,171	21,246

	$106,947	$131,609

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$11,251	$37,858

Interest, taxes, non-cash and other items (b)
Interest income	11	16
Interest expense	(5,836)	(3,141)
Income tax benefit (provision)	3,753	(12,958)
Depreciation and amortization	(6,930)	(6,424)
Non-cash stock-based compensation	(16,900)	(9,813)
Gain on investments	8,074	14,060
Other expense	(1,200)	(53)

Net (loss) income	$(7,777)	$19,545

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net (loss) income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 31, 2012	December 31, 2011

Assets
Cash and cash equivalents	$1,142,066	$1,121,217
Accounts receivable, net	97,445	121,335
Prepaid expenses and other current assets	15,442	12,690
Deferred tax assets	21,316	20,482

Total current assets	1,276,269	1,275,724

Property and equipment, net	53,621	57,139
Goodwill	202,104	202,104
Intangible assets, net	19,343	19,999
Deferred tax assets	51,953	55,017
Other assets	29,957	31,042

Total Assets	$1,633,247	$1,641,025

Liabilities and Stockholders’ Equity
Accrued expenses	$44,076	$55,238
Deferred revenue	90,321	88,055
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	135,903	144,799

2.25% convertible notes due 2016	400,000	400,000
2.50% convertible notes due 2018	400,000	400,000
Other long-term liabilities	21,503	21,790

Stockholders’ equity	675,841	674,436

Total Liabilities and Stockholders’ Equity	$1,633,247	$1,641,025

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net (loss) income	$(7,777)	$19,545
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,930	6,424
Non-cash interest, net	1,082	516
Non-cash stock-based compensation	16,900	9,813
Deferred income taxes	(3,971)	4,798
Gain on investments	(8,074)	(14,060)
Changes in operating assets and liabilities:
Accounts receivable	23,890	5,688
Prepaid expenses and other, net	(4,023)	622
Accrued expenses and other long-term liabilities	(11,694)	(7,642)
Deferred revenue	2,266	(219)

Net cash provided by continuing operations	15,529	25,485
Net cash used in discontinued operations	-	(142)

Net cash provided by operating activities	15,529	25,343

Cash flows from investing activities:
Proceeds received from ARS option	9,269	5,240
Purchases of property and equipment	(3,377)	(4,849)

Net cash provided by investing activities	5,892	391

Cash flows from financing activities:
Proceeds from exercise of stock options	754	10,220
Cash used for withholding taxes due on stock-based awards	(911)	(3,172)
Net proceeds from issuance of the 2.50% Notes and 2.25% Notes	-	774,745
Purchases of treasury stock	(415)	(150,000)
Excess tax benefit on stock-based awards	-	7,355

Net cash (used in) provided by financing activities	(572)	639,148

Net increase in cash and cash equivalents	20,849	664,882
Cash and cash equivalents at beginning of period	1,121,217	400,501

Cash and cash equivalents at end of period	$1,142,066	$1,065,383